July 29, 2013

Name
Address
City, ST Zip
Dear Name:
The Compensation Committee recently approved the Segment Transformation Growth Incentive (“STGI”), a program designed to recognize the significant efforts of a select group of leaders who are focused on the business transformation. You have been selected to be a participant in this program. Your total award amount is [$XXX,XXX] which must be received partially in cash and partially in restricted stock units (“RSUs”) issued by Avaya Holdings Corp., Avaya's parent company.

You have the ability to elect the mix of cash and RSUs as detailed in the table below. Please indicate your choice in the “Indicate Election (Check Box)” column below. Awards are subject to your acceptance of the specific terms and conditions contained in this letter agreement and in the ancillary documents referenced below. Terms used but not defined in this letter agreement have the definitions under the Avaya Holdings Corp. Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”).
Award Mix

Indicate Election (Check Box)	Award Mix	Cash $	RSU $	Actual Number of RSUs to be Granted #*
	Cash/RSUs (50%/50%)	XXX	XXX	XXX
	Cash/RSUs (75%/25%)	XXX	XXX	XXX

*Using the fair market value of a share of Avaya Holdings common stock on the date of grant of $2.25.

Cash Award

Vesting

Your cash award will vest monthly over two periods, the first of which covers the period of time from July 1 through December 31, 2013 and the second of which covers the period from January 1, 2014 through June 30, 2014.

Payment

Except as set forth below, cash amounts vested will be paid in two equal installments, with amounts vested during the first period payable on December 31, 2013 and amounts vested during the second period payable on June 30, 2014. You must be employed by Avaya Inc. or one of its subsidiaries on each payment date in order to be entitled to receive the payment due on that date. If you are not so employed, then your cash award will be forfeited, unless your termination of employment is the result of your Disability, death, or your involuntary termination without Cause, each of which scenarios is discussed in greater detail below.

Effects of Termination of Employment

If your employment is terminated as a result of your Disability or death, any unvested amounts will be forfeited, and any vested amounts will be paid as soon as reasonably practical thereafter.

If you are involuntarily terminated without Cause, you will be given full vesting credit for the month in which your termination becomes effective, all remaining unvested amounts will be forfeited and any vested amounts will be paid on or about 30 days following the date of termination.

If you are terminated for Cause, your entire cash award will be forfeited and you will not be entitled to receive any payments under this letter agreement, including such amounts that previously were deemed to have vested.

Conditions to Effectiveness

This cash award is conditioned on receipt by Avaya of your written acceptance of the terms of this letter agreement by August 5, 2013.

To accept the terms and conditions of this letter agreement, please sign below and return a copy of this letter agreement using the enclosed FedEx envelope and mailing label, to [XXXXXXXXXXXXX] in Executive Compensation by August 5, 2013.

RSU Award

Generally, your RSUs will vest and become non-forfeitable in equal installments on the last day of each month for twelve consecutive months beginning July 31, 2013. However, specific terms and conditions of this grant are governed by the 2007 Plan and a separate Award Agreement (the “Award Agreement”) that must be accepted at the Avaya Grant Acceptance website. This RSU award is contingent on your acceptance of the terms and conditions associated with the grant contained in the 2007 Plan and the related Award Agreement. For your convenience, instructions for accessing your account at the website are listed below.

Accessing the Grant Acceptance website; using your personnel ID number, please log into the Grant Acceptance website by following this link:

[XXXXXXXXXXXXXXX]

If you do not recall your password, please click on the 'Forgot Password?' link on the sign-in page. The system will email you a new password. We recommend you copy and paste the password from the email.

Executed as of the 29th day of July, 2013.

Avaya Inc.

By: /s/
__________________________________
Name: Roger Gaston
Title: Sr. Vice President, Human Resources

Acceptance:

I accept the terms and conditions set forth in this letter and acknowledge and agree that (i) the signature to this letter on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and, (ii) such electronic signature shall be binding against the Company and shall create a legally binding agreement when this letter is countersigned by me.

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Name

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Date